EXHIBIT 10. 24


                                  (Translation)

                                                 Registration No. BorMorJor. 202
--------------------------------------------------------------------------------

                Bangkok Metropolitan Bank Public Company Limited

                               AGREEMENT FOR LOAN

                                             Executed at Bangkok Metropolitan
                                             Public Company Limited.


                                             Dated 29 April, 1996.

         We, J.M.T.Group Co., Ltd., represented by Mr. Viratana Suntaranond director entrusted to act for the Company, located at No. 189/58 Daodung Temple Lane, Somdej Phrapinklao Road, Bangyikhan Sub-district, Bangkok Noi District, Bangkok Metropolis, hereinafter called "Borrower" of the one part and Bangkok Metropolitan Bank Public Company Limited hereinafter called "Lender" of the other part. Both Parties hereby agree as follows:

         Clause 1. Lender agrees to offer loan and Borrower agrees to take a loan of 100,000,000.00 Baht (One Hundred Million Babt Only) for use as capital for selling souvenirs at the Airport, and Borrower shall receive the loan completely within I month from date of execution of this Agreement.

         Clause 2. In taking the loan, the Borrower agrees to issue Promissory Notes of its own in amounts matching the amount of money sought each time, for evidence of receipt of money, the Borrower may take loan once or several times, whose total does not exceed the amount as prescribed in Clause 1. of this Agreement.

         In issuing  Promissory  Notes, the Borrower shall issue each Promissory
Notes with validity period not exceeding 90 days, and it shall not exceed the period stated in Clause 1. Of this Agree~nent and Borrower shall issue each Promissory Note by not exceeding August 29, 1997 and Borrower pledges to pay back the principal to Lender immediately upon each Promissory Note matures, over and above paying interest.

         Clause 3. The Lender shall make decision absolutely at any draw down made whether loan would be granted or not and Borrower is not entitled to seek compensation for damage from Lender.


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         Clause 4. When  seeking a loan under  Clause 1 of this  Agreement,  the
Borrower hereby request Lender to deposit the amount drawn into the Current Account of Borrower No. 001-1- 24734-2 opened at Suan Mali Main Office of the Lender.

         Clause 5. Borrower agrees to pay back loan as per Clause I completely to Lender within a period of not more than 16 months, from date of execution of this Agreement aud repayment of principal shaft be made in monthly instalments of 10,000,000.00.-Baht (Ten Million Baht Only) commencing November 1996, continuously until the debt is settled over 10 payments.

         Clause 6. Borrower agrees to pay interest on amounts of loan received from Lender under Clause 2 of this Agreement at Minimum Loan Rate or MLR fixed by Lender and charged to its firstclass customers. At the time of execution of this Agreement, the rate is 14.5 percent a year plus 1.5 from date of receipt of loan until dates of repayment completely. The Borrower is committed to pay interest to Lender at 16 percent a year, and Borrower shall pay interest to Lender on monthly basis within the last working day of a month, commencing from the month in which this Agreement is executed. The Lender agrees and well understood that in case Lender increases or decreases interest rate, the Borrower shall accept such adjustment of interest rate and pay accordingly, as fixed by Lender every time and the Lender need not serve notice to the Borrower.

         Clause 7. In event Borrower failed to pay interest in excess of I year, with Lender having made demand or not Borrower shall permit Lender to compound the interest to the principal and charge interest on the amount (???)derived with the period for payment of interest being the same as the one specified in Clause 6.

         Clause   8.   Borrower   agrees  to  pay  Front  End  Fee  at  0.5%  of
100,000,000.00.BaLt (One Hundred Million Baht Only) amounting to 500,000.00.-Baht (Five Hundred Thousand Baht Only) and shall pay the entire amount to the Lender on the date of execution of this Agreement.

         Clause 9. To guarantee performances under this Agreement, the Borrower agrees to place Mr. Vichai Raksriaksorn and Mr. Viratana Suntaranond and Top (China) Group Co.,Ltd. as Guarantors of the debt completely under this Agreement and Lessee agrees to pledge 1,000,000 (One Million) shares of J.M.T. Duty Free Co.,Ltd., with par value of 100.00.-Baht (One Hundred Baht Only) amounting to 100,000,000.00.-Baht (O~e Hundred Million Baht Only) and the Borrower shall complete the process within the date of execution of this Agreement.

         Clause 10. The Asset pledged by Borrower as collateral against debt is free from incumbrance, by law, with any other person. Therefore, if the Asset is found later to be eucumbered in any way, or in case Borrower failed to place the Asset as collateral against the loan, the Borrower shall get other collateral that is the same as or better for placement with the Lender, or Borrower shall reduce indebtedness to be equal to or less than the value of Asset mortgaged by Borrower as collateral against debt taking into account the value thereof as affected by such encumbrance. Nevertheless, the Lender retains its right to repeal the provisions ofthis Agreement and to make demand on Borrower to settle debt completely, immediately, in case of finding the value of the collateral placed by Borrower to be declined or not sufficient to cover the draft, the Lender is entitled to ask Borrower to provide collateral additioually. In this case, Borrower shall comply within 7 days from date of receipt of a notice from the Lender in writing.

         Clause 11. Regardless of circumstances, Lender is entitled to stop payment of loan to Borrower at any time and could make demand on Borrower to settle the debt immediately, in case of finding the Borrower's financial status being weak or in case of violation of this Agreement or there being ground to be convinced that the Borrower has debts payable to several other creditors, including any other incident that would make Borrower unable to settle debt completely or partially.

         Clause 12. In event the Borrower failed to pay back the principal or defaulted any provision of this Agreement, the Borrower accept that the Borrower shall be deemed to be in default of the payments of interest and principal completely and the entire amount of debt shall be regarded as due for settlement immediately, without notice and permit Lender to force the Borrower to settle the debt completely, immediately. The Borrower shall permit Lender to charge interest at the highest rate until the Borrower settled debt co~le~ely. (Highest rate of interest chargeable by Lender in case of failure by Borrower at time of execution of this Agreement is 19 percent a year).

         Clause 13. Although non-payment of loan drawn or the demand on Borrower to settle debt completely, immediately, as stated herein, would damage the Borrower, it is not entitled to seek compensation for damage from the Lender.

         Clause 14. In case Borrower failed to honor the schedule for debt settlement under this Agreement, expenses arising out of monitoring for debt settlement including cost of commouication, legal fees, court's fees and other fees related to enforcement incurred by Lender shall be reimbursed by the Borrower completely.

         Clause 15. Regarding monitoring and contacting the Borrower under this Agreement, in case the Lender directed correspondence to Borrower at the address stated herein, it shall be regarded as duly delivered. In case Borrower changed its address, a written notice shall be served on Lender immediately.

         This Agreement is executed in duplicate and both Parties having perused and understood the provisions, signed their names in the presence of Witnesses.

                      (Company's Sealed)

                             J.M.T. Group Co.,Ltd.

                          Signed       (Signature)         Borrower
                               ( Mr. Viratana Suntaranond )

                Bangkok Metropolitan Bank Public Company Limited
              (Sealed)

                     Signed          (Signature)          Lender
                   (Mr. Chavalit Vorasittha) (Mr. Arun Liengpanich)

                        Signed      (Signature)        Witness
                          (Miss Rungthip Wongkamjadpai)

                       Signed       (Signature)        Witness
                             (Mr. Saichon Cheyklin)



Drafter: Signature

Proofreader: Signature